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                                                                    Exhibit 23.2

BECKSTEAD AND WATTS, LLP
CERTIFIED PUBLIC ACCOUNTANTS
                                                   2425 W. Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                                702.257.1984 tel
                                                                702.362.0540 fax




Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated June 23, 2006, accompanying the financial statements of RG Global Lifestyles, Inc. and subsidiaries on Form SB-2 for the year ended March 31, 2006. We hereby consent to the incorporation by reference of said report on the Registration Statement of RG Global Lifestyles, Inc. and subsidiaries on Form SB-2 to be filed with the US Securities and Exchange Commission.

We also consent to the reference to Beckstead and Watts, LLP under the caption "Experts" in said registration statement.

Signed,


/s/ Beckstead and Watts, LLP

August 3, 2007